Exhibit 99.1

For Release
February 18, 2015
1:05 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Fourth Quarter of and Full Year 2014
Revenues, Adjusted EBITDA & Adjusted EPS above Previously-announced Estimates
Completes $100 million Stock Repurchase Program & Board Approves new $100 million Program
Closes Sale of Physician Segment

CALABASAS, Calif., February 18, 2015 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the three months and year ended December 31, 2014.

Fourth Quarter Highlights

•
Revenues were $475.8 million, up 12.5 percent year-over-year and 8.3 percent on a pro forma basis (pro forma assumes the acquisitions of Whitaker Medical, LLC and CyberCoders Holdings, Inc. in December 2013 had occurred at the beginning of 2013).

•	Adjusted income from continuing operations (a non-GAAP measure defined below) was $31.4 million ($0.60 per diluted share).

•
Income from continuing operations was $21.8 million ($0.41 per diluted share). Income from continuing operations included $1.8 million ($1.1 million net of tax, or $0.02 per diluted share) in acquisition, integration and strategic planning expenses, which were not included in our previously announced estimates.

•	Adjusted EBITDA (a non-GAAP measure defined below) was $54.7 million.

•	Repurchased 1.0 million shares of common stock at an average price of $30.50 per share during the quarter and for the full year repurchased 3.4 million shares at an average price of $29.78.

•	On February 1, 2015, completed the sale of the Physician Segment for $123.0 million (net proceeds of approximately $102.0 to $105.0 million after income taxes and transaction expenses).

•	Leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) was 2.06 to 1 at December 31, 2014, unchanged from September 30, 2014 despite the stock repurchases during the quarter.

•
Closed European retained search unit in December 2014. Consolidated results for all periods presented have been restated to exclude operations of this unit from continuing operations and report them in discontinued operations. Revenues and EBITDA from this unit in 2014 were approximately $2.0 million and negative $1.3 million, respectively.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, “We are pleased with our solid operating performance for the quarter in which we exceeded our financial estimates for revenues, Adjusted EBITDA and Adjusted EPS. Operating performance of our operating units was in line with or above expectations. Furthermore, we believe the actions that we took in 2014 of divesting our remaining healthcare assets, the repurchase of $100 million of our common stock, completing the realignment of our operating units and our accelerated hiring of additional sales consultants and recruiters have positioned us to perform well, both operationally and financially, in 2015 and beyond.”

Fourth Quarter 2014 Financial Results

Revenues for the quarter were $475.8 million, up 12.5 percent year-over-year (8.3 percent on a pro forma basis (pro forma assumes the acquisitions of CyberCoders and Whitaker Medical had occurred at the beginning of 2013).
Our largest segment Apex, which accounts for approximately 64.7 percent of total revenues, grew 9.5 percent year-over-year. Our Oxford Segment, which accounts for approximately 26.0 percent of total revenues, grew 18.6 percent year-over-year and 6.7 percent on a pro forma basis. Our Physician Segment, which accounted for 7.3 percent of total revenues, grew 29.6 percent and 9.6 percent on a pro forma basis.

Gross profit was $153.5 million, up 18.9 percent year-over-year (9.7 percent on a pro forma basis). This improvement was primarily due to growth in revenues (which included the results of the businesses acquired in December 2013) and expansion in gross margin. Gross margin for the quarter was 32.3 percent, up from 30.5 percent in the fourth quarter of 2013. The year-over-year expansion in gross margin was mainly attributable to a higher mix of permanent placement revenues (4.4 percent of revenues for the quarter compared with 1.9 percent in the fourth quarter of 2013) and higher contract margins. The higher mix of permanent placement revenues in the quarter was attributable to the inclusion of CyberCoders, which accounted for $15.0 million of the $21.1 million in permanent placement revenues.

Selling, general and administrative (“SG&A”) expenses were $108.6 million (22.8 percent of revenues), up from $89.4 million (21.1 percent of revenues) in the fourth quarter of 2013 ($97.2 million, or 22.1 percent of revenues on a pro forma basis). SG&A expenses for the quarter included acquisition, integration and strategic planning expenses of $1.8 million. The increase in our reported SG&A as a percent of revenues was due to the inclusion of CyberCoders (which has higher gross margin and higher SG&A as a percent of revenues than our other business units), and higher branch expenses related to the acceleration in hiring of additional sales consultants and recruiters.

Amortization of intangible assets was $6.1 million, compared with $5.9 million in the fourth quarter of 2013. The increase related to amortization from the businesses acquired in December 2013.

Interest expense for the quarter was $3.2 million compared with $3.4 million in the fourth quarter of 2013. Interest expense for the quarter was comprised of interest on the credit facility of $2.9 million and amortization of capitalized loan costs of $0.3 million. The leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) at December 31, 2014 was 2.06 to 1, unchanged from September 30, 2014.

The effective income tax rate for the quarter was 39.0 percent. The effective tax rate for the full year was 40.8 percent, down from 41.5 percent for the full year 2013. The improvement in the effective tax rate relates to higher growth of pre-tax income relative to growth of permanent differences between financial and tax income.

Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets plus equity-based compensation expense, impairment charges, acquisition, integration and strategic planning expenses), was $54.7 million, up from $48.5 million for the fourth quarter of 2013.

Adjusted income from continuing operations was $31.4 million ($0.60 per diluted share). Income from continuing operations (which includes acquisition, integration and strategic planning expenses of $1.8 million, or $1.1 million net of tax) was $21.8 million ($0.41 per diluted share) compared with $17.5 million ($0.32 per diluted share) for the fourth quarter of 2013.

Net income was $20.5 million ($0.39 per diluted share) compared with $32.4 million ($0.59 per diluted share) in the fourth quarter of 2013. Net income for the fourth quarter of 2013 included a gain of $16.4 million ($0.30 per diluted share) related to the sale of the Allied Healthcare unit.

Sale of Physician Segment

Effective February 1, 2015, the Company completed the sale of its Physician Segment for $123 million in cash. Net proceeds from the sale (after income taxes and transaction expenses) are estimated to be approximately $102.0 to $105.0 million. Revenues from the Physician Segment were approximately $135.2 million and EBITDA was approximately $12.9 million for 2014.

In this release and the Company’s Annual Report on Form 10-K for the year ending December 31, 2014, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on or before March 2, 2015, this sale is treated as a subsequent event and operating results of the segment are included in the Company’s consolidated results of operations from continuing operations. In subsequent Company releases and filings with the SEC, operating results of this segment will be reported as discontinued operations on a retrospective basis for all periods presented. Included in this release is quarterly historical financial information for 2013 and 2014 that has been restated to report operating results of the Physician Segment as discontinued operations.

Share Repurchase Programs

During the quarter, the Company repurchased 1.0 million shares of its common stock at an average price per share of $30.50, thus completing the $100 million repurchase program approved by its Board of Directors in July 2014. During 2014, the Company repurchased 3.4 million shares of its common stock at an average price of $29.78.

On January 16, 2015, the Company’s Board of Directors authorized a new $100 million share repurchase program effective for two years. Under this new program, the Company may begin share repurchases on February 23, 2015.

Financial Estimates for Q1 2015

On Assignment is providing financial estimates for continuing operations for the first quarter of 2015. These estimates do not include acquisition, integration, or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves.

•	Revenues of $432.0 million to $439.0 million

•	Gross margin of 31.5 percent to 31.9 percent

•	SG&A expenses (excludes amortization of intangible assets) of $105.5 to $107.0 million (includes $3.5 million in depreciation and $3.9 million in equity-based compensation expense)

•	Amortization of intangible assets of $4.9 million

•	Adjusted EBITDA of $38.0 million to $40.5 million

•	Effective tax rate of 40.0 percent

•	Adjusted income from continuing operations of $21.5 million to $23.0 million

•	Adjusted income from continuing operations per diluted share of $ 0.41 to $0.44

•	Income from continuing operations of $13.8 million to $15.3 million

•	Income from continuing operations per diluted share of $0.26 to $0.29

•	Diluted shares outstanding of 52.2 million

The revenues estimates include approximately $2.5 to $3.5 million for the adverse effect of the inclement weather in the first quarter. The above estimates also include the effects of the payroll tax reset, which occurs at the beginning of every year. This reset results in an estimated sequential increase in cost of sales of $4.0 to $4.5 million and a sequential increase in SG&A expenses of approximately $3.0 million.

Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EST to review its fourth quarter financial results. The dial-in number is 800-230-1059 (+1-612-234-9959 for callers outside the United States) and the conference ID number is 351312. Participants should dial in ten minutes before the call. A replay of the conference call will be available beginning today at 6:30 p.m. EST and ending at midnight EST on March 4, 2015. The access number for the replay is 800-475-6701 (+1-320-365-3844 for callers outside the United States) and the conference ID number 351312.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment

On Assignment, Inc. (NYSE: ASGN), is a leading global provider of in-demand, skilled professionals in the growing technology and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for our quality candidates, quick response, and successful assignments. Professionals think of On Assignment as a career-building partner with the depth and breadth of experience to help them reach their goals.

On Assignment was founded in 1985 and went public in 1992. The Company, which is headquartered in Calabasas, California, operates through a network of branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland and Belgium. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying Supplemental Financial Information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan costs, and acquisition, integration and strategic planning expenses) and Non-GAAP Income from continuing operations (Income from continuing operations, plus write-off of loan costs, and acquisition, integration and strategic planning expenses, net of tax) and Adjusted income from continuing operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2014. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our potential or actual litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 3, 2014 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014 as filed with the SEC on May 9, 2014, August 11, 2014 and November 7, 2014, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013 (1)	2014 (1)	2014	2013 (1)

Revenues	$475,808	$422,906	$477,391	$1,859,922	$1,628,927
Cost of services	322,274	293,812	322,209	1,262,010	1,143,438
Gross profit	153,534	129,094	155,182	597,912	485,489
Selling, general and administrative expenses	108,567	89,433	108,030	427,241	339,423
Amortization of intangible assets	6,055	5,919	6,018	24,401	21,686
Operating income	38,912	33,742	41,134	146,270	124,380
Interest expense, net	(3,198)	(3,429)	(3,101)	(12,730)	(15,863)
Write-off of loan costs	—	—	—	—	(14,958)
Income before income taxes	35,714	30,313	38,033	133,540	93,559
Provision for income taxes	13,924	12,826	15,795	54,527	38,848
Income from continuing operations	21,790	17,487	22,238	79,013	54,711
Gain on sale of discontinued operations, net of tax	—	16,428	—	—	30,840
Income (loss) from discontinued operations, net of tax	(1,317)	(1,505)	(233)	(1,829)	(1,039)
Net income	$20,473	$32,410	$22,005	$77,184	$84,512

Basic earnings per common share:
Income from continuing operations	$0.42	$0.32	$0.42	$1.48	$1.02
Income from discontinued operations	(0.03)	0.28	(0.01)	(0.04)	0.56
	$0.39	$0.60	$0.41	$1.44	$1.58

Diluted earnings per common share:
Income from continuing operations	$0.41	$0.32	$0.41	$1.46	$1.00
Income from discontinued operations	(0.02)	0.27	—	(0.04)	0.55
	$0.39	$0.59	$0.41	$1.42	$1.55

Number of shares and share equivalents used to calculate earnings per share:
Basic	51,900	53,868	53,374	53,437	53,481
Diluted	52,679	54,880	54,129	54,294	54,555

______
(1) Amounts have been restated to give retroactive effect to the closure of the European retained search unit in December 31, 2014. The results of that unit are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION (unaudited)
(In thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013 (1)	2014 (1)	2014	2013 (1)
Revenues:
Apex	$307,724	$281,032	$306,027	$1,190,052	$1,059,993
Oxford	123,872	104,416	125,944	493,320	423,670
Physician	34,785	26,836	34,948	135,181	105,827
Life Sciences Europe	9,427	10,622	10,472	41,369	39,437
	$475,808	$422,906	$477,391	$1,859,922	$1,628,927

Gross profit:
Apex	$87,816	$78,864	$87,323	$335,322	$294,611
Oxford	51,703	38,586	54,267	208,607	147,348
Physician	10,997	8,109	10,344	40,477	30,614
Life Sciences Europe	3,018	3,535	3,248	13,506	12,916
	$153,534	$129,094	$155,182	$597,912	$485,489
____
(1) Amounts have been restated to give retroactive effect to the closure of the European retained search unit in December 31, 2014. The results of that unit are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Cash provided by operations	$28,064	$36,576	$42,949	$96,022	$110,524
Capital expenditures	$5,469	$4,238	$4,622	$19,729	$16,531

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	December 31,	September 30,
	2014	2014
Cash and cash equivalents	$31,714	$29,881
Accounts receivable, net	298,761	296,506
Goodwill and intangible assets, net	833,266	840,799
Total assets	1,274,174	1,263,673
Current portion of long-term debt	18,250	18,250
Total current liabilities	165,566	170,659
Working capital	220,338	200,611
Long-term debt	396,875	385,438
Other long-term liabilities	77,325	64,561
Stockholders’ equity	634,408	643,015

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER DILUTED SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA
PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31,
	2014		2013 (1)		September 30, 2014 (1)
Net income	$20,473	$0.39	$32,410	$0.59	$22,005	$0.41
Income (loss) from discontinued operations, net of tax	(1,317)	(0.02)	14,923	0.27	(233)	—
Income from continuing operations	21,790	0.41	17,487	0.32	22,238	0.41
Interest expense, net	3,198	0.06	3,429	0.06	3,101	0.06
Provision for income taxes	13,924	0.26	12,826	0.23	15,795	0.29
Depreciation	3,643	0.07	2,285	0.04	3,594	0.07
Amortization of intangibles	6,055	0.12	5,919	0.11	6,018	0.11
EBITDA	48,610	0.92	41,946	0.76	50,746	0.94
Equity-based compensation	4,308	0.09	3,923	0.07	4,607	0.08
Acquisition, integration and strategic planning expenses	1,811	0.03	2,623	0.05	1,002	0.02
Adjusted EBITDA	$54,729	$1.04	$48,492	$0.88	$56,355	$1.04

Weighted average common and common equivalent shares outstanding (diluted)	52,679		54,880		54,129

	Year Ended
	2014		2013 (1)
Net income	$77,184	$1.42	$84,512	$1.55
Income from discontinued operations, net of tax	(1,829)	(0.04)	29,801	0.55
Income from continuing operations	79,013	1.46	54,711	1.00
Interest expense, net	12,730	0.23	15,863	0.29
Write-off of loan costs	—	—	14,958	0.27
Provision for income taxes	54,527	1.00	38,848	0.71
Depreciation	13,344	0.25	7,961	0.15
Amortization of intangibles	24,401	0.45	21,686	0.40
EBITDA	184,015	3.39	154,027	2.82
Equity-based compensation	16,200	0.29	14,078	0.26
Acquisition, integration and strategic planning expenses	5,733	0.11	4,409	0.08
Adjusted EBITDA	$205,948	$3.79	$172,514	$3.16

Weighted average common and common equivalent shares outstanding (diluted)	54,294		54,555
______
(1) Amounts have been restated to give retroactive effect to the closure of the European retained search unit in December 31, 2014. The results of that unit are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

RECONCILIATION OF GAAP INCOME AND DILUTED EPS TO NON-GAAP INCOME AND DILUTED EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	December 31,				September 30,
	2014		2013 (1)		2014 (1)
Net income	$20,473	$0.39	$32,410	$0.59	$22,005	$0.41
Income (loss) from discontinued operations, net of tax	(1,317)	(0.02)	14,923	0.27	(233)	—
Income from continuing operations	21,790	0.41	17,487	0.32	22,238	0.41
Acquisition, integration and strategic planning expenses, net of tax	1,105	0.02	1,542	0.03	611	0.01
Non-GAAP income from continuing operations	$22,895	$0.43	$19,029	$0.35	$22,849	$0.42

Weighted average common and common equivalent shares outstanding (diluted)	52,679		54,880		54,129

	Year Ended
	2014		2013 (1)
Net income	$77,184	$1.42	$84,512	$1.55
Income from discontinued operations, net of tax	(1,829)	(0.04)	29,801	0.55
Income from continuing operations	79,013	1.46	54,711	1.00
Write-off of loan costs related to refinancing, net of income taxes	—	—	9,181	0.17
Acquisition, integration and strategic planning expenses, net of tax	3,479	0.06	2,619	0.05
Non-GAAP income from continuing operations	$82,492	$1.52	$66,511	$1.22

Weighted average common and common equivalent shares outstanding (diluted)	54,294		54,555

______
(1) Amounts have been restated to give retroactive effect to the closure of the European retained search unit in December 31, 2014. The results of that unit are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission.

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,
	2014	2013	2014	2013
Non-GAAP Income from continuing operations (1)	$22,895	$19,029	$82,492	$66,511
Adjustments:
Amortization of intangible assets (2)	6,055	5,919	24,401	21,686
Cash tax savings on indefinite-lived intangible assets (3)	4,023	4,015	16,098	15,565
Excess of capital expenditures over depreciation, net of tax (4)	(1,025)	(1,050)	(4,100)	(4,200)
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes (5)	(532)	(347)	(2,125)	(347)
Adjusted income from continuing operations	$31,416	$27,566	$116,766	$99,215

Adjusted earnings per diluted share from continuing operations	$0.60	$0.50	$2.15	$1.82

Weighted average common and common equivalent shares outstanding (diluted)	52,679	54,880	54,294	54,555

______

(1)	Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes acquisition, integration and strategic planning expenses.

(2)	Amortization of intangible assets of acquired businesses.

(3)
Income tax benefit (using 39 percent marginal tax rate) from amortization for income tax purposes of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

(4)
Excess capital expenditures over depreciation is equal to one-quarter of the estimated full year difference between capital expenditures less depreciation, tax affected using an estimated marginal combined federal and state tax rate of 39 percent.

(5)
Income taxes (assuming a 39 percent marginal rate) on the portion of amortization of intangible assets, which are not deductible for income tax purposes (mainly amortization associated with the CyberCoders acquisition that the Company was not able to step-up the tax basis in those acquired assets for tax purposes).

SUPPLEMENTAL FINANCIAL AND OPERATING DATA (Unaudited)
(Dollars in thousands)

	Apex	Oxford	Physician	Life Sciences Europe	Consolidated
Revenues:
Q4 2014	$307,724	$123,872	$34,785	$9,427	$475,808
Q3 2014	$306,027	$125,944	$34,948	$10,472	$477,391
% Sequential change	0.6%	(1.6)%	(0.5)%	(10.0)%	(0.3)%
Q4 2013	$281,032	$104,416	$26,836	$10,622	$422,906
% Year-over-year change	9.5%	18.6%	29.6%	(11.3)%	12.5%

Direct hire and conversion revenues:
Q4 2014	4,146	15,782	959	226	21,113
Q3 2014	3,930	18,245	793	278	23,246
Q4 2013	3,221	3,892	746	193	8,052

Gross margins:
Q4 2014	28.5%	41.7%	31.6%	32.0%	32.3%
Q3 2014	28.5%	43.1%	29.6%	31.0%	32.5%
Q4 2013	28.1%	37.0%	30.2%	33.3%	30.5%

Average number of staffing consultants:
Q4 2014	942	836	140	33	1,951
Q3 2014	875	813	142	32	1,862
Q4 2013	805	660	106	34	1,605

Average number of customers:
Q4 2014	1,276	897	269	153	2,595
Q3 2014	1,475	863	261	150	2,749
Q4 2013	1,381	892	215	156	2,644

Top 10 customers as a percentage of revenue:
Q4 2014	29.1%	12.9%	20.0%	55.4%	18.8%
Q3 2014	29.8%	13.6%	19.0%	53.0%	19.1%
Q4 2013	31.1%	14.6%	20.9%	57.9%	20.7%

Average bill rate:
Q4 2014	$54.59	$114.35	$176.75	$51.01	$65.67
Q3 2014	$54.65	$112.33	$176.80	$54.06	$65.57
Q4 2013	$53.41	$113.75	$186.44	$51.91	$64.11

Gross profit per staffing consultant:
Q4 2014	$93,000	$62,000	$79,000	$91,000	$79,000
Q3 2014	$100,000	$67,000	$73,000	$102,000	$83,000
Q4 2013	$98,000	$58,000	$77,000	$104,000	$80,000

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014
Percentage of revenues:
Top ten clients	18.8%	19.1%
Direct hire/conversion	4.4%	4.9%

Bill rate:
% Sequential change	0.2%	0.0%
% Year-over-year change	2.4%	0.4%

Bill/Pay spread:
% Sequential change	(0.7%)	(2.0%)
% Year-over-year change	0.8%	0.2%

Average headcount:
Contract professionals (CP)	12,859	12,961
Staffing consultants (SC)	1,951	1,862

Productivity:
Gross profit per SC	$79,000	$83,000

Sale of Physician Segment

Effective February 1, 2015, the Company completed the sale of its Physician segment. The following tables reflect the statements of operations, with the results of the Physician segment included in discontinued operations.

ON ASSIGNMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)
FOR EACH OF THE THREE-MONTH PERIODS IN THE YEAR ENDED DECEMBER 31, 2014
AND THE YEAR ENDED DECEMBER 31, 2014
(In thousands, except per share amounts)

	Three Months Ended				Year Ended
	Mar. 31	Jun. 30	Sept. 30	Dec. 31	Dec. 31
Revenues	$406,851	$434,424	$442,443	$441,023	$1,724,741
Cost of services	278,696	292,519	297,605	298,486	1,167,306
Gross profit	128,155	141,905	144,838	142,537	557,435
Selling, general and administrative expenses	96,109	99,614	100,608	101,192	397,523
Amortization of intangible assets	5,538	5,522	5,532	5,538	22,130
Operating income	26,508	36,769	38,698	35,807	137,782
Interest expense	(3,328)	(3,103)	(3,101)	(3,198)	(12,730)
Income from continuing operations before income taxes	23,180	33,666	35,597	32,609	125,052
Provision for income taxes	9,575	14,025	14,874	13,083	51,557
Net income from continuing operations	13,605	19,641	20,723	19,526	73,495
Income from discontinued operations, net of tax	312	1,148	1,282	947	3,689
Net Income	$13,917	$20,789	$22,005	$20,473	$77,184

Basic earnings per common share:
Income from continuing operations	$0.25	$0.36	$0.39	$0.38	$1.38
Income from discontinued operations	0.01	0.02	0.02	0.01	0.06
Net Income	$0.26	$0.38	$0.41	$0.39	$1.44

Diluted earnings per common share:
Income from continuing operations	$0.25	$0.36	$0.38	$0.37	$1.35
Income from discontinued operations	—	0.02	0.03	0.02	0.07
Net Income	$0.25	$0.38	$0.41	$0.39	$1.42

Number of shares and share equivalents used to calculate
earnings per share:
Basic	54,104	54,372	53,374	51,900	53,437
Diluted	54,975	55,173	54,129	52,679	54,294

ON ASSIGNMENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)
FOR EACH OF THE THREE-MONTH PERIODS IN THE YEAR ENDED DECEMBER 31, 2013
AND THE YEAR ENDED DECEMBER 31, 2013
(In thousands, except per share amounts)

	Three Months Ended				Year Ended
	Mar. 31	Jun. 30	Sept. 30	Dec. 31	Dec. 31
Revenues	$351,852	$380,779	$394,400	$396,070	$1,523,101
Cost of services	250,083	267,674	275,384	275,085	1,068,226
Gross profit	101,769	113,105	119,016	120,985	454,875
Selling, general and administrative expenses	76,141	78,034	79,652	83,518	317,345
Amortization of intangible assets	5,170	5,066	5,068	5,639	20,943
Operating income	20,458	30,005	34,296	31,828	116,587
Interest expense	(3,808)	(3,437)	(3,257)	(3,429)	(13,931)
Write-off of deferred loan costs	—	(14,958)	—	—	(14,958)
Income from continuing operations before income taxes	16,650	11,610	31,039	28,399	87,698
Provision for income taxes	7,136	4,961	12,383	12,078	36,558
Net income from continuing operations	9,514	6,649	18,656	16,321	51,140
Gain on sale of discontinued operations, net of tax	14,412	—	—	16,428	30,840
Income from discontinued operations, net of tax	687	690	1,494	(339)	2,532
Net Income	$24,613	$7,339	$20,150	$32,410	$84,512

Basic earnings per common share:
Income from continuing operations	$0.18	$0.12	$0.35	$0.30	$0.96
Income from discontinued operations	0.28	0.02	0.03	0.30	0.62
Net Income	$0.46	$0.14	$0.38	$0.60	$1.58

Diluted earnings per common share:
Income from continuing operations	$0.18	$0.12	$0.34	$0.30	$0.94
Income from discontinued operations	0.28	0.02	0.03	0.29	0.61
Net Income	$0.46	$0.14	$0.37	$0.59	$1.55

Number of shares and share equivalents used to calculate
earnings per share:
Basic	53,046	53,378	53,620	53,868	53,481
Diluted	54,036	54,327	54,624	54,880	54,555

ON ASSIGNMENT, INC. AND SUBSIDIARIES
PROJECTED ADJUSTMENTS TO GAAP NET INCOME TO CALCULATED ADJUSTED NET INCOME (Unaudited)
(REVISED TO EXCLUDE PHYSICIAN SEGMENT (4))
(In thousands)

	Year Ending December 31,
	2015	2016	2017	2018	2019
Add-backs:
Amortization of intangible assets (1)	$19,504	$16,470	$12,155	$9,731	$8,023
Cash tax savings on indefinite-lived intangible assets for income tax purposes (Goodwill& Trademarks) (2)	15,530	15,530	15,530	15,530	15,530
Deductions:
Estimated excess of capital expenditures over depreciation, net of tax	(1,880)	(1,474)	(945)	(269)	—
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes (3)	(2,022)	(1,595)	(1,229)	(1,229)	(1,144)
Net Adjustment to GAAP Net Income to Calculate Adjusted Net Income	$31,132	$28,931	$25,511	$23,763	$22,409
______
The table above shows adjustments to GAAP net income to calculate Adjusted Net Income

(1)
Amortization of identifiable intangible assets (e.g., customer/contractor relationships, non-compete agreements, etc.) related to the acquired businesses. The year-over-year reductions in this add-back will result in a corresponding increase in operating income for GAAP purposes.

(2)
Income tax benefit (using 39 percent marginal tax rate) from amortization for income tax purposes of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

(3)
Income taxes (assuming a 39 percent marginal rate) on the portion of amortization of intangible assets, which are not deductible for income tax purposes (mainly amortization associated with the CyberCoders acquisition that the Company was not able to step-up the tax basis in those acquired assets for tax purposes).

(4)	Projections have been updated to remove amounts related to the Physician Segment that was sold effective February 1, 2015.

ON ASSIGNMENT, INC. AND SUBSIDIARIES
BILLABLE DAYS

	2014	2015
	Restated (1)	Projected
Billable days per quarter:
First Quarter	62.0	62.0
Second Quarter	63.8	63.5
Third Quarter	63.6	63.5
Fourth Quarter	61.4	60.0
Total Year	250.8	249.0
_____
(1) Restated to exclude Physician Segment